UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 20, 2018

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

		INDEX
			Page

Item 5.02	–	Departure of Directors or Certain Officers; Election of Directors;
		Appointment of Certain Officers; Compensatory Arrangements
		of Certain Officers	4

Item 5.07	–	Submission of Matters to a Vote of Security Holders	5

Item 9.01(d)	–	Exhibits	6

Signature			7

Exhibit Index			8

This report and the exhibits attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance measures, as well as any statements regarding potential acquisitions, future economic or industry trends or future developments. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions, as well as our success in finalizing acquisition negotiations, and integrating acquired businesses.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 13, 2018 for the fiscal year ended April 29, 2018.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2018, Culp, Inc. (the “Company”) announced certain changes in its management structure.

Effective as of October 1, 2018, Robert G. Culp, III, the Company’s Chairman, will modify his role within the Company.  Mr. Culp III’s duties will change such that he is less involved in the day to day management, as he will no longer be a full time employee or an executive officer of the Company.  Mr. Culp, III will remain on the Company’s board of directors and will continue to serve as Chairman of the board.  In addition, he will provide advice and consulting services to the Company on an ongoing basis.

The Company also announced that Franklin N. Saxon, President and Chief Executive Officer, has been named Vice Chairman of the board of directors, also effective as of October 1, 2018.  Mr. Saxon joined the company in 1983 and has served as the Company’s Chief Executive Officer since 2007.

At the same time as the management changes described above, Robert G. Culp, IV, who currently serves as President of the Company’s Culp Home Fashions division, will assume expanded responsibilities for overseeing the operations of all the Company’s businesses, as Chief Operating Officer of the Company.  In this new role, Mr. Culp, IV will continue to lead the Culp Home Fashions business, and he will also oversee the operations of the Culp Upholstery Fabrics division, as well as eLuxury, the Company’s new e-commerce division.  Boyd B. Chumbley will continue to serve as President of Culp Upholstery Fabrics, and Paul Saunders will continue as CEO of eLuxury, with both reporting to Mr. Culp, IV.

Mr. Culp, IV, 47, has been employed by the Company since 1998 and has served in various capacities since that time, including as President of Culp Home Fashions since 2004.  He is the son of Robert G. Culp, III, the current Chairman of the Company’s board.

In recognition of Mr. Culp, III’s continued service to the Company, his unique position and relationships in the Company’s industry, his status as the Company founder and his intimate knowledge of the Company’s business, the Company’s Compensation Committee approved amended compensation arrangements for Mr. Culp, III, including annual cash compensation of $550,000, to be paid monthly.  Mr. Culp, III’s participation in the Company’s employees benefit programs, as well as his auto allowance and other perquisites, will terminate.   The Company’s participation in a split dollar life insurance arrangement, pursuant to an agreement in place with Mr. Culp, III for more than 20 years, and under which the Company is scheduled to receive all premiums it has paid under the agreement upon the death of Mr. Culp, III, will continue.  Mr. Culp, III’s incentive compensation arrangements previously approved during the time he served as executive Chairman will be amended to provide that (a) his annual incentive bonus will be paid on a pro rata basis for the five months of the current fiscal year during which he served as an executive officer, to the extent annual incentive compensation, if any, is earned by other management personnel who participated in the bonus plan before the change in Mr. Culp, III’s status, and (b) his restricted stock unit awards granted in prior fiscal years, pursuant to which Company stock could vest if multiyear adjusted operating income targets are met, will vest at the end of each of the next two fiscal years to the same extent, if any, that such awards vest for other recipients of such awards, as if Mr. Culp, III’s full time employment continued and on the same vesting schedule as set forth in the original awards.  These awards were granted pursuant to the previously disclosed Culp Inc. 2015 Equity Incentive Plan, and additional information about the awards granted to Mr. Culp, III was previously disclosed in the Company’s 2018 proxy statement filed in connection with the Company’s 2018 annual meeting of shareholders.

The Company’s board and Compensation Committee also approved certain changes to the compensation arrangements for Mr. Saxon and Mr. Culp, IV from those described in the 2018 proxy statement, in connection with the increases in their respective responsibilities described above.  Effective October 1, 2018, the annual salary for Mr. Saxon will increase by approximately 4.5% (Mr. Saxon did not receive an annual increase to his salary this fiscal year) and the Company’s contribution to Mr. Saxon’s account under the Company’s deferred compensation plan will increase from 15% to 17.5% of annual salary.  The annual salary for Mr. Culp, IV will increase by approximately 8%, and the target bonus level for Mr. Culp, IV under the Company’s annual incentive bonus program will increase from 75% to 85% of salary.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 20, 2018, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2019 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2019; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote).  The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect five directors to serve until the 2019 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	10,737,121	274,794	804,262
Fred A. Jackson	10,891,828	120,087	804,262
Kenneth R. Larson	10,580,750	431,165	804,262
Kenneth W. McAllister	9,445,331	1,566,584	804,262
Franklin N. Saxon	10,931,214	80,701	804,262

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2019

For	11,719,003
Against	87,726
Abstain	9,448
Broker Non-Votes	0

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	10,970,893
Against	28,915
Abstain	12,107
Broker Non-Votes	804,262

Item 9.01(d).       Exhibits.

Exhibit 99(a)       News Release dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 21, 2018

Culp, Inc.

By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Senior Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated September 20, 2018

7